As filed with the Securities and Exchange Commission on March 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

La Quinta Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	7011	90-1032961
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600

Irving, Texas 75038

(214) 492-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark M. Chloupek

Executive Vice President, Secretary and General Counsel

909 Hidden Ridge, Suite 600

Irving, Texas 75038

(214) 492-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael D. Nathan, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Marc D. Jaffe, Esq. Cathy A. Birkeland, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4834 (212) 906-1200

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ File No. 333-202703

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, par value $0.01 per share	3,737,500	$23.71	$88,616,125	$10,298

(1)	Includes shares subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by La Quinta Holdings Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to and all documents incorporated by reference therein, the Registrant’s Registration Statement on Form S-1 (File No. 333-202703), as amended, which was declared effective by the Commission on March 24, 2015.

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on March 12, 2015 (File No. 333-202703) and incorporated herein by reference)

23.1	Consent of Deloitte & Touche LLP as to La Quinta Holdings Inc.

23.2	Consent of Deloitte & Touche LLP as to WIH La Quinta Inn Hotels

23.4	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the Registrant on March 12, 2015 (File No. 333-202703) and incorporated herein by reference).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on March 24, 2015.

La Quinta Holdings Inc.

By:	/s/ Wayne B. Goldberg
Name: Wayne B. Goldberg Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 24, 2015.

Signature	Capacity

/s/ Wayne B. Goldberg Wayne B. Goldberg	President and Chief Executive Officer and Director (principal executive officer)

/s/ Keith A. Cline Keith A. Cline	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ James H. Forson James H. Forson	Senior Vice President, Chief Accounting Officer and Treasurer (principal accounting officer)

* Glenn Alba	Director

* Alan J. Bowers	Director

* Henry G. Cisneros	Director

* Giovanni Cutaia	Director

* Brian Kim	Director

* Michael Nash	Director

* Mitesh B. Shah	Director

* Gary M. Sumers	Director

* By:	/s/ Wayne B. Goldberg
Name: Wayne B. Goldberg
Title: Attorney-in-Fact